UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 29, 2014

(Date of earliest event reported)

_______________________

ACCELRYS, INC.

(Exact name of registrant as specified in charter)

_______________________

Delaware	0-27188	33-0557266

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

5005 Wateridge Vista Drive, San Diego, California 92121-1761

(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(858) 799-5000
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed in the Current Report on Form 8-K filed by Accelrys, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) on January 30, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 30, 2014, with Dassault Systemes Americas Corp., a Delaware corporation (“Parent”), and 3DS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”).  Pursuant to the Merger Agreement, on February 13, 2014, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (“Shares”), at a price of $12.50 per Share, net to the seller in cash, without interest (the “Offer Price”), and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal filed with the SEC on February 13, 2014 (together with any amendments and supplements thereto).

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of the day on Monday, April 28, 2014 (the “Expiration Date”).  Based on the information provided to Parent and Purchaser by Computershare Trust Company, N.A., the depositary for the Offer, as of the Expiration Date, 44,834,627 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 80.2 percent of the then issued and outstanding Shares.  In addition, Notices of Guaranteed Delivery had been delivered for 548,670 Shares, representing approximately 1.0 percent of the then issued and outstanding Shares.  The minimum tender condition and all other conditions to the Offer having been satisfied, Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On April 29, 2014, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser merged with and into the Company, with the Company being the surviving corporation (the “Merger”).  Upon completion of the Merger, the Company became a wholly owned direct subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the Offer Price, subject to any required withholding of  taxes, except for (i) Shares owned by the Company’s stockholders who perfected their appraisal rights under applicable Delaware law, (ii) Shares owned by the Company (or held in the Company’s treasury), Parent or Purchaser and (iii) Shares owned by any subsidiary of the Company or Parent (other than Purchaser).  In addition, at the Effective Time, pursuant to the terms and subject to the conditions of the Merger Agreement, (i) each option to purchase Shares (each, a “Company Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, was canceled, and the holder thereof became entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (a) the excess, if any, of (1) the Offer Price minus (2) the exercise price per Share subject to such Company Option, multiplied by (b) the number of Shares subject to such Company Option immediately prior to the Effective Time, and (ii) each outstanding restricted stock unit (each, a “Company RSU”) outstanding immediately prior to the Effective Time, whether vested or unvested, was canceled, and the holder thereof became entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (a) the number of Shares subject to such Company RSU immediately prior to the Effective Time and (b) the Offer Price.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $750 million, without giving effect to related transaction fees and expenses.  Dassault Systèmes SA, a French corporation with limited liability and the indirect parent company of Purchaser, provided Purchaser with sufficient cash to consummate the Offer and the Merger.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 30, 2014 and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2014, in connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated, and requested that trading of Shares on NASDAQ be suspended and that NASDAQ file with the SEC a Form 25 to delist the Shares from NASDAQ and to terminate registration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  NASDAQ filed such Form 25 with the SEC on April 29, 2014.  The Company intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.  Material Modification to Rights of Security Holders.

The information disclosed in the Introduction, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference to this Item 3.03.

Item 5.01.  Change in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on April 29, 2014, a change of control of the Company occurred and the Company now is a wholly owned direct subsidiary of Parent.

The information disclosed in the Introduction, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference to this Item 5.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, which consisted of Bernard Charlès, Thibault de Tersant and Deborah Dean, automatically became the directors of the Company, in each case, effective as of the Effective Time.  Accordingly, Chris van Ingen, Max Carnecchia, Larry Ferguson, Timothy Harkness, Heidi Melin and Jeffrey Rodek are no longer directors of the Company.

Biographical information for Messrs. Charlès and de Tersant and Ms. Dean is included in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed on February 13, 2014 with the SEC, which is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”).  In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 30, 2014, by and among Accelrys, Inc., Dassault Systemes Americas Corp. and 3DS Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Accelrys, Inc. with the SEC on January 30, 2014)

3.1	Amended and Restated Certificate of Incorporation of Accelrys, Inc.
3.2	Amended and Restated Bylaws of Accelrys, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Michael A. Piraino
Michael A. Piraino
Executive Vice President and Chief Financial Officer

Dated: April 29, 2014

Exhibit Index

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 30, 2014, by and among Accelrys, Inc., Dassault Systemes Americas Corp. and 3DS Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Accelrys, Inc. with the SEC on January 30, 2014)

3.1	Amended and Restated Certificate of Incorporation of Accelrys, Inc.
3.2	Amended and Restated Bylaws of Accelrys, Inc.